Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 16, 2008 on the consolidated financial statements of Global Holdings, Inc. and Subsidiary for the year ended December 31, 2007 and for the period from January 29, 2007 (inception) to December 31, 2007, included herein on the registration statement of Global Holdings, Inc. and Subsidiary on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
May 5, 2008